Capital World Growth and Income Fund, Inc. 333 South Hope Street Los Angeles, California 90071 Telephone (213) 486-9200 Fax (213) 486-9455

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 48K
If answer to 47 is 'Y' (Yes), fill in the table or the single fee rate applied to Registrant's/Series' assets based on the advisory contract.
Step:	Asset Value Annual Fee Rate
($000's omitted)
K) over	$115,000,000 0.350

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$544,325
Class B	$17,366
Class C	$37,466
Class F1	$41,041
Class F2	$13,539
Total	$653,737
Class 529-A	$17,595
Class 529-B	$1,035
Class 529-C	$2,831
Class 529-E	$669
Class 529-F1	$530
Class R-1	$1,418
Class R-2	$7,614
Class R-3	$18,675
Class R-4	$18,401
Class R-5	$18,238
Class R-6	$6,770
Total	$93,776

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.3300
Class B	$0.1997
Class C	$0.1960
Class F1	$0.3313
Class F2	$0.3721
Class 529-A	$0.3229
Class 529-B	$0.1861
Class 529-C	$0.1896
Class 529-E	$0.2738
Class 529-F1	$0.3574
Class R-1	$0.2058
Class R-2	$0.1994
Class R-3	$0.2788
Class R-4	$0.3271
Class R-5	$0.3777
Class R-6	$0.3858

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,612,238
Class B	81,163
Class C	185,603
Class F1	120,546
Class F2	38,700
Total	2,038,250
Class 529-A	56,708
Class 529-B	5,372
Class 529-C	15,503
Class 529-E	2,518
Class 529-F1	1,599
Class R-1	7,552
Class R-2	38,276
Class R-3	68,324
Class R-4	59,233
Class R-5	40,329
Class R-6	29,018
Total	324,432

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$30.47
Class B	$30.27
Class C	$30.16
Class F1	$30.42
Class F2	$30.47
Class 529-A	$30.40
Class 529-B	$30.27
Class 529-C	$30.26
Class 529-E	$30.35
Class 529-F1	$30.42
Class R-1	$30.21
Class R-2	$30.15
Class R-3	$30.30
Class R-4	$30.41
Class R-5	$30.48
Class R-6	$30.49